            Exhibit 99.1

FOR IMMEDIATE RELEASE

Second Sight Medical Products Provides Business Update

LOS ANGELES -- April 28, 2020 -- Second Sight Medical Products, Inc. (NASDAQ: EYES) ("Second Sight" or the "Company"), a developer, manufacturer and marketer of implantable visual prosthetics that are intended to create an artificial form of useful vision for blind individuals, announced today that the Company has taken significant steps to reduce overhead and conserve liquidity as it continues operations while exploring strategic options.  These options include securing additional funding and exploring business alternatives that may include partnering, acquiring, investing in or combining with businesses that may or may not be in a related industry. No assurances can be given that any of these initiatives will occur.

The Company remains encouraged by the positive interim results from the six subjects at the Ronald Reagan UCLA in Los Angeles and the Baylor College of Medicine in Houston who have been implanted with the Orion® Visual Cortical Prosthesis System, and the potential to advance the technology into larger clinical studies to treat profound blindness arising from nearly all forms of preventable blindness.

“Since taking over as the Acting CEO, we have been able to attract interest from unrelated third parties that may enable us to secure value from the intellectual property we have built and which gave rise to several new strategic opportunities that could enhance enterprise value for all of our stakeholders. We are in a fluid situation and intend to provide further updates on a regular basis as warranted,” said Matthew Pfeffer, Acting Chief Executive Officer.

About Second Sight

Second Sight Medical Products, Inc. (NASDAQ: EYES) develops, manufactures and markets implantable visual prosthetics that are intended to deliver useful artificial vision to blind individuals. A recognized global leader in neuromodulation devices for blindness, the Company is committed to developing new technologies to treat the broadest population of sight-impaired individuals. The Company’s headquarters are in Los Angeles, California. More information is available at www.secondsight.com.

About the Orion Visual Cortical Prosthesis System

Leveraging Second Sight’s 20 years of experience in neuromodulation for vision, the Orion Visual Cortical Prosthesis System (Orion) is an implanted cortical stimulation device intended to provide useful artificial vision to individuals who are blind due to a wide range of causes, including glaucoma, diabetic retinopathy, optic nerve injury or disease, and eye injury. Orion is intended to convert images captured by a miniature video camera mounted on glasses into a series of small electrical pulses. The device is designed to bypass diseased or injured eye anatomy and to transmit these electrical pulses wirelessly to an array of electrodes implanted on the surface of the brain’s visual cortex, where it is intended to provide the perception of patterns of light. A six-subject early feasibility study of the Orion is currently underway at the Ronald Reagan UCLA Medical Center in Los Angeles and the Baylor College of Medicine in Houston. No peer-reviewed data is available yet for the Orion system.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “strategy,” “goal,” or “planned,” “seeks,” “may,” “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future, such as stated objectives or goals, our refinement of strategy, including the outcome of our announced downgrading of operations, our attempts to secure additional financing, our exploring possible business alternatives, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including those risks and uncertainties described in or implied by the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K, filed on March 19, 2020 and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

Investor Relations Contacts:

Institutional Investors

In-Site Communications, Inc.

Lisa Wilson, President

T: 212-452-2793

E: lwilson@insitecony.com

or

Individual Investors

MZ North America

Greg Falesnik, Managing Director

T: 949-385-6449

E: greg.falesnik@mzgroup.us